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                                                                  EXHIBIT 10.51

                  PROPERTY INFORMATION DISTRIBUTION AGREEMENT

        This Agreement is entered into by and between Pegasus Systems, Inc. and Promus Hotels, Inc. (Participant) on the following terms and conditions:

        1. Property Information Database. Pegasus will provide Participant with the ability to create a digital database of Participant's properties which is (i) capable of being accessed by distribution systems with whom Pegasus contracts and (ii) where functionality exists, capable of permitting the accessor of the database to make, amend and cancel reservations with Participant. Participant shall be solely responsible for the creation and editing of the property database pursuant to Pegasus' prescribed methods.

        2. Distribution of the Database. Pegasus will contract and develop interfaces with distribution systems to access Participant's database.

        3. Distribution Systems Interface. For each distribution system, Pegasus will create an operable interface providing access to Participant's database and maintain the interface during the term of the Distribution Agreement. All updates and edits of the database shall be accessible by the distribution systems within two (2) business days of receipt by Pegasus.

        4.      Fees.

                (a) For the services provided by Pegasus as set forth herein, Participant shall pay to Pegasus the fees set forth in Schedule A.

                (b) For providing reservation functionality to accessors of the database, Participant agrees to pay Pegasus the following:

                        (i) For each Net Reservation processed through the on-line reservation functionality developed by Pegasus, Participant shall pay to Pegasus a fee of [*]. For each Net Reservation originating with a distribution system with whom Pegasus contracts, Participant shall pay to Pegasus a fee of [*] in addition to the [*] Net Reservation fee. Net Reservations within a particular time period equal the number of reservations made by an accessor of a distribution system exhibiting Participant's database within such time period less the number of reservations to which notice of cancellation is received by the distribution system within such time period.

                        (ii) In the event the reservation processing originating with distribution systems is done via E-mail, Participant shall pay Pegasus a monthly fee of [*] per property in the database.

                (c) Pegasus will invoice Participant for all fees as set forth herein and as provided on Schedule A including any taxes applicable to such fees and Participant agrees to pay each invoice upon receipt. Each invoice shall be past due and it shall be a breach of this Agreement if it is not paid within thirty (30) days after the date of the invoice. All payments to Pegasus shall be made in U.S. Dollars. Pegasus may, once each year, increase the fees set forth in (b) above up to 10% of the then-existing fee. Any fee changes resulting from an increase in the services or number of properties in the database will be invoiced upon notice of such increase or at the next scheduled invoice, at Pegasus' option.

        5. Term. The initial term of this Agreement shall be for [*] from the date hereof provided that the Agreement shall be automatically renewed and extended for additional one (1) year terms thereafter unless, at least sixty (60) days prior to expiration of the initial [*] term or the expiration of any additional one (1) year term, either party hereto shall give notice of its intent not to renew and extend this Agreement.

        6. Property Rights. The information provided by Participant is acknowledged to be the sole property of Participant and Pegasus may not distribute or allow access to any of the information in any manner other than pursuant to this Agreement. Participant shall be solely and exclusively responsible for the protection of any and all if its intellectual property including, but not limited to, the inclusion of any and all statutory or other notices customarily used or required for purposes of providing notice of ownership or protection of Participant's trademarks, trade names, service marks or copyrights.



                                             *Confidential Treatment Requested
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7.      Disclaimer, Limitation of Liabilities and Risk of Internet Usage.
        PEGASUS WILL NOT BE RESPONSIBLE OR LIABLE FOR (i) ANY FALSIFICATIONS OR INACCURACIES IN ANY OF THE INFORMATION, (ii) ANY ACT OR FAILURE TO ACT WITH RESPECT TO THE PUBLICATION OF THE INFORMATION ON THE INTERNET OR CREATION OR FUNCTIONALITY OF RESERVATION CAPABILITIES UNLESS EXPRESSLY SET FORTH HEREIN, (iii) ANY CLAIM, DAMAGE, OR LIABILITY OF ANY NATURE ARISING OUT OF A COMPUTER OPERATOR'S OR DISTRIBUTION SYSTEM'S ACCESS TO PARTICIPANT'S RESERVATION SYSTEM AND/OR THE MAKING, CHANGING OR CANCELING OF A RESERVATION AND THE USE OF A CREDIT CARD OR OTHER DEBIT DEVICE IN CONNECTION THEREWITH, OR (iv) ANY CLAIM RESULTING FROM ANY INTERRUPTION, MALFUNCTION OR CHANGE IN THE USE OF THE INTERNET OR A DISTRIBUTION SYSTEM, EXCEPT TO THE EXTENT RESULTING FROM PEGASUS' GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. ALL WARRANTIES, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, INCLUDING WITHOUT LIMITATION, ANY WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, MERCHANTABILITY, GOOD AND WORKMANLIKE PRODUCT OR SERVICE OR OTHERWISE ARE DISCLAIMED BY PEGASUS AND WAIVED BY PARTICIPANT. PARTICIPANT ACKNOWLEDGES AND AGREES THAT ALLOWING ACCESS TO ITS DATABASE AND RESERVATION SYSTEM TO COMPUTERS ACCESSING THE INTERNET VIA ANY DISTRIBUTION SYSTEM IS AT PARTICIPANT'S OWN RISK. Pegasus shall not be responsible for the order, completeness or format of Participant's database being published by distribution systems. Participant acknowledges and agrees that the Internet is a communication medium over which Pegasus has no control and that its continued utilization in its present form at current costs is uncertain. Therefore, if at any time during the term of this Agreement, the cost of access to the Internet increases or there is imposed a fee or cost for access to or use of the Internet communication lines, or there is imposed any law, governmental ruling, or regulation the result of which increases the cost of access to or usage of the Internet or otherwise makes it impractical, in Pegasus' sole discretion, to continue to perform this Agreement, Pegasus may, upon notice to Participant, immediately terminate this Agreement without such action constituting an event of default. Pegasus shall not be liable for any breach of this Agreement resulting from an act of God, accidents, power or telecommunication outages or delays, mechanical defects or other events beyond its control.

8. Breach. In the event of a breach of this Agreement, the non-breaching party may terminate this Agreement after providing notice to the other party of such breach and the failure of the breaching party to cure the breach within ten (10) days of receipt of the notice. Upon breach by Participant and failure to timely cure Pegasus may immediately cease the distribution and/or publication of Participant's database on distribution systems.

9. Miscellaneous. This Agreement shall be interpreted in accordance with the laws of the State of Texas and any legal proceeding arising out of this Agreement shall have venue in Dallas County, Texas. This Agreement shall be binding upon the inure to the benefit of the legal representatives, successors and assigns of the parties hereto. This Agreement contains all the provisions of any agreement between Pegasus and Participant with respect to the creation, maintenance and distribution of Participant's database and Participant has not relied upon any promises or representations by Pegasus with respect to the subject matter except as set forth herein. This Agreement shall terminate and replace any existing agreement between Participant and TravelWeb, Inc.


        PEGASUS SYSTEMS, INC.                 PARTICIPANT: PROMUS HOTELS, INC.
        3811 Turtle Creek Blvd. #1100
        Dallas, TX 75219

        By:    M. NICHOLAS JENT               By: [ILLEGIBLE]
           -------------------------             ------------------------------
               M. Nicholas Jent
        Its:   Vice President, Sales          Its: Senior Vice President
                                                  -----------------------------

        Date:  6/2/97                         Date: 5-30-97
             -----------------------               ----------------------------

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                                   SCHEDULE A

1.      Fees.  During the period commencing on the effective date hereof and through [*], Participant shall pay to Pegasus the following fees:

        (i) For 1 to 25 Participant properties in the database, [*] per Participant property per month;

        (ii) For 26 to 100 Participant properties in the database, [*] per Participant property per month;

        (iii) For 101 to 200 Participant properties in the database, [*] per Participant property per month;

        (iv) For 201 to 500 Participant properties in the database, [*] per Participant property per month;

        (v) For 501 to 900 Participant properties in the database, [*] per Participant property per month;

        (vi) For 901 to 2,000 Participant properties in the database, [*] per Participant property per month; and

        (vii) For in excess of 2,000 Participant properties in the database, [*] per Participant property per month.




The fees for this service shall be paid quarterly in advance. Based upon Participant's notification to Pegasus of the number of hotels it anticipates being in the database for the following calendar quarter.

The parties hereto agree that during the term of this agreement, Pegasus shall not charge any initial set-up fee.


                                             *Confidential Treatment Requested

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                   RIDER TO PROPERTY INFORMATION DISTRIBUTION
                  AGREEMENT BETWEEN PEGASUS SYSTEMS, INC. AND
                              PROMUS HOTELS, INC.


1. The following sentences are added to the end of Section 1. Property Information Database:

     a. "As a condition to the continued effectiveness of this Agreement, Pegasus agrees that the TravelWeb distribution system will provide information and reservation capability for air travel (a minimum of three (3) major carriers covering primary city payers) and car rental (a minimum of one(l) major car rental firm covering all major markets) operational no later than December 31, 1997.

     b. Participant will be capable of including, at a minimum, the following information in the database: address, areas served, reservation information, telephone, fax, telex, hotel type, number of rooms, number of floors, meeting space, credit cards, currency, cancellation, guarantee, check-in, check-out, time zone, airport, courtesy van, services/facilities, amenities (brochure copy), quick description (brochure copy), area information (including brochure copy on area served and listing of selected points of interest with brochure copy with hotel address reinforced with quick recap referencing distance from major points of Interest), rooms (including brochure copy of overall hotel followed by brochure copy on various rooms/suite types available), rates (including information on rates, packages, promotions, family rates, government rates, etc.) restaurants (including information on area restaurants), recreation (including information on recreational activities available such as nearby golf, tennis, bike rentals, outdoor pool, exercise facilities, etc.), meetings (including information on meeting facilities), weather (including information on local weather), and pictures (including pictures of hotels, rooms and various points of interest)." It is agreed that there shall be no limit on the quantity of data in the database or the number of views of the data.

     c. Pegasus agrees to provide Participant with the following statistics as it pertains to total Travel/Web volume as well as to Participant's volume by specific hotel brand:

            Report Subject                             Timing
            --------------                             ------
o  Hits - Total and Average                     Hour, Day, Week, Month
o  Unique Visits - Total and Average            Hour, Day, Week, Month
o  Page Views - Total and Average               Hour, Day, Week, Month
   Number Per Visit
o  Page View Rankings - Top 50                  Hour, Day, Week, Month, Year to
                                                Date (YTD)
o  Availability Checks - Total Number*          Hour, Day, Week, Month, YTD
o  Reservation Retrievals - Total Number*       Hour, Day, Week, Month, YTD
o  Reservation Cancels - Total Number           Hour, Day, Week, Month, YTD
o  Reservation Confirmation - Total Number      Hour, Day, Week, Month, YTD
o  Alternate Property Checks - Total Number*    Hour, Day, Week, Month, YTD
o  Gross Bookings                               Hour, Day, Week, Month, YTD
o  Unsuccessful Reservations*                   Hour, Day, Week, Month, YTD




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o  Volume by Domain, Subdomain,                 Hour, Day, Week, Month, YTD
     Country, U S Regions
o  Click Stream Analysis*                       Hour, Day, Week, Month, YTD

* Denotes reports which as of the date hereof are unavailable. Pegasus agrees however, that such reports shall be made available to Participant within a period of six (6) months from the date of this Agreement.

d. Pegasus agrees to provide all reasonable and necessary technical support, hardware and software, and modifications to all of Participant's views to maintain the following system availability and response times. For purposes hereof, views shall mean any templates or pages on the world wide web which are served from the data in the Travel Web DAD database.

     a. Participant's views will be available for page serving (as hereinafter defined); and hotel booking 99.5% of the time each calendar month.

     b. Participant's views page response times will average 12 seconds or less for standard pages (as hereinafter defined) over each calendar month.

     * Available for page serving shall mean responding to any Internet request successfully reaching the Pegasus network that serves Participant's site. Pegasus will not be accountable for any Internet requests that do not reach the Pegasus network serving Participant or any Internet requests that are successfully responded to and exit the Pegasus network and fail before reaching the client.

     *    Standard pages are defined as the following:
     -    HTML 'static' page 65,000 bytes in size; or
     -    Database driven 'dynamic' page 35,000 bytes in size

     Pegasus and Participant will evaluate the performance criteria and measurement tools periodically and adjust or modify upon mutual agreement of both parties".

2.   The following language is inserted after the first sentence of 4(e):

     "Federal, state or local sales tax or other tax or assessment applicable to the fees set forth herein shall be paid by Participant".

3. Section 4(c) of the Agreement is hereby amended by deleting the fourth sentence and replacing it with the following:

     "After the second anniversary of this Agreement, Pegasus may once each calendar year increase the fees as set forth in 4(b) above up to ten percent (10%) of the then existing fee. Pegasus shall provide Participant written notice of the increased rate 60 days prior to the date of such rate's effectiveness. Upon receipt of such notice, Participant shall have 15 days in which it may provide Pegasus written notice of its intent to terminate the Agreement without penalty. Failure to provide notice during such 15 day period shall constitute acceptance of the revised rate."






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4.   Section 5 of the Agreement is hereby deleted in its entirety and is hereby replaced with the following:

     "5. Term. This Agreement shall be effective beginning June 4, 1997, and the initial term shall be for [*] unless sooner terminated as provided herein. The Agreement shall be automatically renewed and extended for additional one (1) year terms thereafter unless either party provides the other written notice of its intention not to renew and extend the term of this Agreement at least sixty (60) days prior to the expiration of the term of the Agreement."

5. Section 7. Disclaims Limitation of Liabilities and Risk of Internet Usage is hereby amended by adding the phrase "SUPPLIED BY PARTICIPANT" at the end of the first sentence.

6.   Section 8. Breach is hereby amended by adding the following language:

     The following acts shall constitute an Event of Default under the terms of this Agreement.

     a. failure by Participant to pay its monetary obligations hereunder within 15 days after receipt of notice from Pegasus as to non-receipt of payment

     b. failure of Pegasus to establish the requirements of the distribution system set forth in Section l.a. hereof;

     c. breach of performance criteria by Pegasus as set forth in Section l.d. hereof; or

     d. declaration of bankruptcy or insolvency or the inability of Pegasus to pay its debts as they become due.

7.   The following new provision is hereby added:

     "10. Update of Information Supplied by Participant. It is hereby agreed that Participant may update any or all of its information as frequently as daily. The update process shall be an automated process utilizing either batch feeds from Participant to Pegasus which conform to Pegasus' interface format or the remote authoring browser supplied to Participant by Pegasus. Pegasus agrees to process these updates from both the remote authoring too[ and Participant's batch feed promptly and make them available to all views within two (2) business days. However, the parties agree to use the most efficient technology as such becomes available."



          PEGASUS SYSTEMS, INC.                    PROMUS HOTELS, INC.

     By: /s/ M. NICHOLAS JENT                By:   /s/ MARK C. WELLS
        ------------------------------           ------------------------------
     Name:   M. Nicholas Jent                Name:     Mark C. Wells
          ----------------------------             ----------------------------
     Title:  V. P. Sales                     Title:    Senior Vice President
           ---------------------------              ---------------------------
                              6/2/97


                                             *Confidential Treatment Requested


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